Exhibit 99.1

Novo Integrated Sciences Announces Reverse Stock Split

BELLEVUE, Wash., November 6, 2023 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), today announced that the Company will undertake a reverse stock split of its common stock at a ratio of 1-for-10 (the “Reverse Stock Split”). The Reverse Stock Split is expected to become effective immediately after the close of trading on the Nasdaq Capital Market (“Nasdaq”) on November 6, 2023 (the “Effective Date”) and the Company’s common stock is expected to begin trading on Nasdaq on a Reverse Stock Split-adjusted basis on November 7, 2023, under the new CUSIP number, 67011T300.

Robert Mattacchione, Novo’s CEO and Chairman of the Board, stated, “Although we have been investigating various strategies to regain compliance with Nasdaq’s minimum bid price requirement, we believe that effectuating a reverse stock split is the most appropriate course of action at this time. We believe that by promptly addressing the uncertainty regarding our listing we will be better positioned to maximize value for our shareholders.”

Stockholder approval for the Reverse Stock Split was obtained at the Company’s annual meeting of stockholders on September 29, 2023. After careful consideration in light of current market conditions, the Company’s Board of Directors approved the Reverse Stock Split ratio of 1-for-10. The Company believes maintaining its Nasdaq listing will situate Novo more favorably and potentially attract a broader group of institutional and retail investors.

About the Reverse Stock Split

As a result of the Reverse Stock Split, every 10 pre-split shares of common stock outstanding will become one share of common stock. In the case of common stock registered directly on the books of Pacific Stock Transfer Company, Novo’s transfer agent, no fractional shares of common stock will be issued as a result of the Reverse Stock Split. Rather, any fractional shares will be rounded up to the next higher whole share.

In the case of common stock held through a broker, bank, or nominee, your broker, bank, or nominee will determine the process for dealing with any entitlements to fractional shares of common stock.

The Reverse Stock Split will not affect the number of authorized shares of common stock, the par value of the common stock, or modify any rights or preferences of shares of the Company’s common stock. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding equity awards and warrants, as applicable.

Additional information about the Reverse Stock Split can be found in Novo’s definitive proxy statement filed with the Securities and Exchange Commission (the “SEC”) on August 18, 2023, which is available on the SEC’s website at www.sec.gov.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, advanced therapeutics, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

The Company’s decentralized healthcare business model is centered on three primary pillars to best support the transformation of non-catastrophic healthcare delivery to patients and consumers:

●	First Pillar: Service Networks. Deliver multidisciplinary primary care services through (i) an affiliate network of clinic facilities, (ii) small and micro footprint sized clinic facilities primarily located within the footprint of box-store commercial enterprises, (iii) clinic facilities operated through a franchise relationship with the Company, and (iv) corporate operated clinic facilities.

●	Second Pillar: Technology. Develop, deploy, and integrate sophisticated interconnected technology, interfacing the patient to the healthcare practitioner thus expanding the reach and availability of the Company’s services, beyond the traditional clinic location, to geographic areas not readily providing advanced, peripheral based healthcare services, including the patient’s home.

●	Third Pillar: Products. Develop and distribute effective, personalized health and wellness product solutions allowing for the customization of patient preventative care remedies and ultimately a healthier population. The Company’s science-first approach to product innovation further emphasizes our mandate to create and provide over-the-counter preventative and maintenance care solutions.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, or the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President

Novo Integrated Sciences, Inc.

chris.david@novointegrated.com

(888) 512-1195